Exhibit 10.5

THEATER AGREEMENT

This Agreement (“Agreement”) is entered into is effective as of the final date of execution hereof (the “Effective Date”), by and between _________________, on the one hand, and Super League Gaming, Inc., a Delaware corporation (“SLG”), on the other hand. _______________ and SLG are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, Super League Gaming (“SLG”), has developed a revolutionary social gaming league experience that utilizes a proprietary technology platform enabling gamers and spectators to experience League of Legends in a multi-player format, Minecraft in a single-player and multi-player format, as well as other esports games (in single player and multi-player format) added by SLG in the future;

WHEREAS, _________ desires to retain SLG on the terms outlined hereinbelow; and

WHEREAS, SLG desires to provide _________ on the terms outlined hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth hereinabove, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby agree as follows:

1.           SLG Events. _______________ and SLG agree that SLG events will commence on the dates, times, and at the locations mutually agreed upon in a separate writing (all SLG events are collectively referred to herein as the “SLG Events”). All scheduling of SLG Events shall be set forth in separate addendums hereto and mutually agreed upon by the Parties.

2.           Obligations of _______________. _______________ shall have the following obligations:

(a) Theater Seating Requirement. The selection of the auditoriums in which SLG Events are held shall be made collaboratively by the Parties to ensure a first-class experience for the gaming participants.

(b) In-Theater Marketing. _______________ shall market the SLG Events to its customers at least fourteen (14) days prior to each event, consisting of the following: (i) _______________ shall send at least one SLG-dedicated email to its customer and loyalty program email list, geo-targeted to participating theaters; (ii) _______________ shall exhibit at least two (2) SLG or _______________ designed (subject to SLG approval to maintain compliance with game publisher requirements) posters in each of its participating theater lobbies; and (iii) _______________ shall promote SLG on its social platforms (e.g., Facebook, Twitter, Instagram and others) that reference the participating theaters.

(c) Installation and Set-Up. _______________ shall provide all personnel required for the installation and testing of the SLG software and hardware in each auditorium in which SLG Events will be held. SLG personnel and/or contractors will orchestrate the installation in collaboration with _______________ management as well as the applicable staff at the participating theaters. Further, _______________ shall schedule an appropriate time for the foregoing to occur with theater-level contacts at least ten (10) days prior to the initial SLG Event.

(d) Dedicated Theater Staff. For all SLG Events, _______________ agrees to provide one (1) dedicated staff member during SLG Events. SLG will provide a brief training manual for the dedicated staff member(s) to review in advance of the initial SLG Event.

(e) Technical Operations Support Availability. For all SLG Events, _______________ agrees to provide a specific technical operations support personnel (on-site and remotely) to address any _______________ technology issues which arise prior to or during SLG Events (e.g., power, projector or other issues). _______________ shall provide contact information for the remote (high level manager) and on-site technical support individuals (i.e., phone and email) for rapid intervention to address all issues.

3. Obligations of SLG.

a. Ticket Sales; Reporting. All SLG Event ticket sales shall be made via the SLG ticketing website and will be the sole responsibility of SLG. SLG shall provide _______________ with daily ticket reports (provided for the prior business day) during each period when ticket sales are ongoing for SLG Events at _______________.

b. Software and Hardware. SLG shall be solely responsible for providing all technology to be utilized for SLG Events at participating theaters, including, among other things, all web systems, player profiles, leaderboards, and in-theater experience, all of which shall utilize SLG’s hardware and proprietary software.

c. Installation & Testing. SLG shall provide written documentation to _______________ to be utilized by its staff relating to the installation of SLG’s software and hardware in the auditoriums in which SLG Events will be held. Prior to the initial event in each of the applicable auditoriums, SLG shall confirm with _______________ that all software and hardware is in good working order.

d. Maintenance. SLG shall be solely responsible for any maintenance that may be required on the SLG hardware, as well as any software upgrades, patches or otherwise, that may be required.

e. Marketing. SLG will generate market demand for SLG Events through a combination of means, including its game publisher partners, emails to its existing registered player database, and social media channels, among others.

f. Dedicated On-Site SLG Personnel. SLG shall provide at least one (1) dedicated SLG personnel at participating theaters during each SLG Event to assist participants as well as _______________ staff.

g. Operations Manual. SLG shall provide _______________ with an Operations Manual that addresses installation procedures as well as event operations, among other things. The Operations Manual shall be used by _______________ staff at all times to ensure a best-in-class experience for gaming participants and efficient operations at SLG Events.

4. Revenue Split; Payment Terms. Ticket sales from SLG Events will be allocated as follows: (i) Adjusted Gross Revenue (as defined below) will be split ___% in favor of SLG and ___% in favor of _______________. Adjusted Gross Revenue is defined as (a) gross ticket sales, less discounts comps and promotions, from SLG Events, less (b) sales tax, less (c) ___% of gross ticket sales consisting of a stripe, technology, intellectual property license, bandwidth and maintenance fee. SLG shall be solely responsible for payment of all game publisher license fees which consist of up to ___% of SLG’s portion of Adjusted Gross Revenue.

a. Payment Terms. During the Term, SLG shall pay _______________ net 30 from (i) the final day of each calendar month for all SLG Event revenue realized by SLG for the prior month at _______________ pursuant to U.S. generally accepted accounting principles (“GAAP”). For clarity purposes, SLG recognizes revenues from multi-week leagues on the following basis: (i) ticket revenues for each SLG multi-week league are divided by the number of weeks of league play, the product of which is recognized in the month that the event occurs. Thus, multi-week leagues that occur over a two-month period will be paid in two (2) monthly tranches. Payments shall be made to _______________ via electronic transfer to the bank account designated by _______________ in writing or via check. SLG shall include a written report with each monthly payment.

5. Ownership of Software & Hardware. For the avoidance of doubt, all SLG software and hardware utilized in conjunction with the SLG Events shall be the exclusive property of SLG. No ownership to the foregoing is provided under this Agreement. The SLG software and hardware may only be utilized in connection with the SLG Events or as otherwise mutually agreed upon in writing. Further, _______________ staff shall not unplug the HDMI or other cabling connecting the SLG hardware to the projectors located in the auditoriums holding SLG events without the express prior written consent of SLG.

6. Bandwidth Installation Rights. SLG shall have the right to install, in at least one (1) theater location per city where SLG Events are offered at _______________ (which cities shall be mutually agreed upon by the Parties), broadband Internet access which may consist of fiber, DSL, cable or any other broadband Internet alternative of SLG’s choosing (collectively, the “Bandwidth”). SLG shall be solely responsible for all bandwidth costs. In consideration thereof, SLG shall have the exclusive right to share access of the Bandwidth with _______________ for SLG Events as well as “League of Legends watch events” and other content as mutually agreed upon by the Parties.

7. Trademark Usage. SLG shall have the right hereunder to utilize the trademark(s) of _______________ during the Term in conformity with _______________’s trademark usage guidelines. The _______________ trademark(s) will be utilized solely by SLG in conjunction with the promotion of Super League Gaming, including all SLG Events.

8. Term; Exclusivity. The Agreement shall have a term of ____ (__) years (“Term”), and shall automatically renew for successive one (1) year periods unless terminated in writing no less than ninety (90) days prior to the conclusion of the then existing term.

a. Exclusivity. SLG will incur hardware and installation expenses in excess of $_______ USD for each _______________ auditorium which hosts SLG Events. The foregoing costs will be the sole responsibility of SLG in exchange for SLG being the exclusive provider of any and all multi-player, participatory gaming at _______________ during the Term.

9. Representation and Warranties; Indemnification. SLG represents, warrants and covenants that (i) the software to be utilized with respect to the SLG Events is of original development by SLG, (ii) SLG is the owner of the software and hardware, (iii) SLG has the unfettered right to utilize it in connection with the SLG Events, (iv) the SLG software and hardware is free and clear of any liens, claims and encumbrances, and (v) the SLG software and hardware shall not damage any of _______________’s software or hardware or result in a loss of information. SLG will indemnify, defend and hold _______________ and its affiliates, employees, agents, officers, and directors (collectively, “_______________ Indemnified Parties”) harmless, at SLG’s expense, from any claims, demands, actions, suits, damages, losses, liabilities, costs or expenses of any nature, including, without limitation, reasonable attorneys’ fees, incurred by _______________ Indemnified Parties as a result of any breach of this Agreement by SLG or any of the representations or warranties contained in this Section 9, including but not limited to claims of infringement or misappropriation. In the event of an infringement claim, SLG shall have no obligation pursuant to this Section 9 to the extent the claim is caused by the modification of the software or hardware by _______________, its employees, contractors or agents. If the unmodified software or hardware becomes, or in SLG’s opinion is likely to become, the subject of a claim of infringement or misappropriation, SLG shall, at its option and expense, promptly either: (i) modify or replace the software and/or hardware, as the case may be, to be non-infringing while giving equivalent performance and functionality, or (ii) obtain for _______________ the right to continue using the software and/or hardware, as the case may be, under terms substantially similar to those then in effect under this Agreement.

a. Conditions. In the event a party seeks indemnity as provided in this Section 9, the indemnified party will: (i) notify the indemnifying party in writing promptly of a claim (provided that failure to provide such notice will not relieve the indemnifying party of its obligations under this Section 9 except to the extent such failure materially prejudices the indemnifying party’s ability to defend or settle such claim); and, (ii) grant the indemnifying party the sole control of the settlement, compromise, negotiation, and defense of any such action, except that the indemnifying party shall not enter into any settlement that affects the indemnified party’s rights or interests without the indemnified party’s prior written consent; and (iii) provide the indemnifying party with all reasonably available information relating to the action that is reasonably requested by the indemnifying party. The Parties agree to cooperate in good faith in the defense of any legal action or suit that causes one party to invoke its indemnification rights under this Section 9.

10. Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY WARRANTED IN THIS AGREEMENT, SLG DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE. _______________ HEREBY ACKNOWLEDGES AND AGREES THAT IN EACH JURISDICTION IN WHICH ANY SUCH DISCLAIMER IS UNENFORCEABLE, THE DURATION OF ANY SUCH IMPLIED SOFTWARE PERFORMANCE WARRANTIES IS LIMITED TO THIRTY (30) DAYS FROM THE DELIVERY DATE OF THE SOFTWARE AND HARDWARE; PROVIDED, HOWEVER, THAT THE SOLE REMEDY OF _______________ FOR BREACH OF ANY SUCH IMPLIED SOFTWARE AND HARDWARE PERFORMANCE WARRANTY SHALL BE THAT SLG WILL, AT ITS OPTION, REPAIR OR REPLACE THE SOFTWARE AND HARDWARE TO BE UTILIZED IN CONJUNCTION WITH THE SLG EVENTS.

11. Limitation of Liability. EXCEPT FOR ANY CLAIMS ARISING UNDER SECTIONS 9 (INDEMNIFICATION), OR 12(d) (CONFIDENTIAL INFORMATION), OR WHICH ARE BASED UPON GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, TO THE EXTENT PERMITTED BY THE LAW OF THE JURSIDICTION IN WHICH THIS AGREEMENT IS ENTERED INTO: (A) THE PARTIES WILL NOT BE LIABLE TO ONE ANOTHER FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES OF ANY CHARACTER, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR COMPUTER MALFUNCTION, LOSS OF INFORMATION, LOST PROFITS AND BUSINESS INTERRUPTION, AND THE COST TO OBTAIN SUBSTITUTE SOFTWARE OR HARDWARE, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE USE OF (OR INABILITY TO USE) THE SOFTWARE OR HARDWARE FOR SLG EVENTS, HOWEVER CAUSED, AND WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF ONE OF THE PARTIES WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (B) IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER EXCEED THE COLLECTIVE SUM OF THE ADJUSTED GROSS REVENUE. SOME STATES OR JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, SO THE ABOVE LIMITATIONS MAY NOT APPLY; PROVIDED, HOWEVER, THE PARTIES ARE ENTERING INTO THIS AGREEMENT ON THE EXPRESS CONDITION THAT EACH OF THEM AGREES TO THE "DISCLAIMER OF WARRANTIES" AND "LIMITATION OF LIABILITY" PROVISIONS HEREIN.

12. General Provisions.

(a) Assignment. Neither party may assign this Agreement, in whole or in part, without prior written notice to the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement in the event of a merger, sale of substantially all of the stock, assets or business, or other reorganization involving the assigning party in which the assigning party is not the surviving entity, and the other party’s prior written consent shall not be required in such instance. Without limiting the foregoing, this Agreement will bind and inure to the benefit of each party’s permitted successors and assigns.

(b) Waiver, Amendment, Modification. No waiver, amendment or modification, including by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless it is in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance on the part of the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement will constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions within. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party; such waiver will be effective only with respect to the specific obligation described therein.

(c) Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations, or attempts to cure any breach, are delayed or prevented by reason of circumstance beyond its reasonable control, including without limitation fire, natural disaster, earthquake, accidents or other acts of God and which renders their performance impossible ("Force Majeure"), provided that the party seeking to delay its performance gives the other written notice of any such Force Majeure within five (5) days after the discovery, and further provided that such party uses its good faith efforts to cure the Force Majeure. This Section 12(c) will not be applicable to any payment obligations of either party.

(d) Confidential Information. Each party acknowledges that it may be furnished with or may otherwise receive or have access to information or material of the other party that the disclosing party deems to be confidential, including, without limitation, the terms and existence of this Agreement, information that relates to past, present or future products, software, hardware, research development, inventions, processes, techniques, designs or technical information, data, and marketing plans (collectively, the "Confidential Information"). Each party agrees to preserve and protect the confidentiality of the other party’s Confidential Information and all physical and electronic forms thereof from unauthorized or accidental loss, alteration, destruction or damage, whether disclosed to the other party before this Agreement is signed or afterward. In addition, neither party will use or disclose the Confidential Information of the other party except as specifically required to perform its obligations under this Agreement. The receiving party will disclose Confidential Information of the disclosing party only to those of the receiving party’s employees or agents with a “need to know” in connection with the receiving party’s performance of its obligations under this Agreement. However, the receiving party may disclose the Confidential Information of the disclosing party to the extent such disclosure is required to comply with applicable law or the valid order or requirement of a governmental or regulatory agency or court of competent jurisdiction, provided that the receiving party (a) first notifies in writing the disclosing party (unless prohibited by law or such order) in such time as to permit the disclosing party to participate in the disclosure response, and reasonably cooperates with the disclosing party to prevent or otherwise restrict such disclosure; (b) restricts such disclosure to the maximum extent legally permissible. The receiving party will promptly notify the disclosing party in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of Confidential Information by the receiving party which may come to the receiving party’s attention. The obligations of each party to protect Confidential Information shall not apply to information which the recipient can demonstrate that: (a) became publicly known through no act or failure of the recipient; (b) was rightfully in the recipient’s possession prior to disclosure by the disclosing party without any obligation to hold it in confidence; (c) became rightfully known to the recipient from a third party free to disclose such information without restriction; (d) is approved in writing by the disclosing party for disclosure without restriction; or (e) is disclosed after the termination of the recipient’s duty of confidentiality as specified herein.

(e) Insurance Coverage. SLG will maintain the following insurance coverage and will name _______________ as an additional insured on its General Liability Insurance policy:

(1) Workers’ Compensation Insurance. Workers’ compensation insurance as required by law or regulation; and

(2)           General Liability Insurance. Commercial general liability coverage with limits of not less than $1,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and contractor’s protective liability, and products and completed operations coverage in an amount not less than $2,000,000 in the aggregate.

(f) Independent Contractor. Nothing contained in this Agreement will be deemed to place the parties in the relationship of an employer/employee, partners, or joint venturers. Neither party will have any right to obligate or bind the other in any manner except as specifically provided for in this Agreement. Each party agrees and acknowledges that it will not hold itself out as an authorized agent with the power to bind the other party in any manner. Each party will be responsible for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes, and other similar taxes or charges with respect to its activities in relation to performance of its obligations under this Agreement.

(g) Cumulative Rights. Any specific right or remedy provided in this Agreement will not be exclusive, but will be cumulative upon all other rights and remedies set forth in this Agreement and allowed under applicable law.

(h) Governing Law. This Agreement will be governed by the laws of the State of California, without regard to its conflicts of law principles.

(i) Entire Agreement. The Parties acknowledge that this Agreement expresses their entire understanding and agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this Agreement. The parties further acknowledge that this Agreement supersedes any and all prior agreements, written or oral, between the parties with respect to the matters set forth herein.

(j) Counterparts. This Agreement may be executed in multiple counterparts, any of which will be deemed an original, but all of which will constitute one and the same instrument.

(k) Severability. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder will remain valid and enforceable according to its terms. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that in the event any remedy in this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth herein will remain in full force and effect.

(l) Notices. All notices, demands or consents required or permitted in this Agreement will be in writing and will be hand delivered, sent by overnight courier, or mailed certified first-class mail (postage prepaid), return receipt requested to the respective parties at their respective principal business address. Any notice required or permitted to be given by the provisions of this Agreement will be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with acknowledgment of receipt or by any commercial courier providing equivalent acknowledgment of receipt.

To SLG:

Super League Gaming, Inc.
2906 Colorado Blvd.
Santa Monica, CA 90404
Attn: General Counsel

To _______________:

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

SUPER LEAGUE GAMING, INC.

By:                                                                 Date:
Ann Hand
CEO & President

By:                                                                 Date:

Name:

Title:

[Signature page to Agreement]